SPECIAL BUSINESS PROVISIONS


                                     Between


                               THE BOEING COMPANY


                                       and


                             Leonard's Metals, Inc.

                                 POP-65344-0667

                                TABLE OF CONTENTS

TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0      DEFINITIONS..........................................................8

2.0      CONTRACT FORMATION...................................................8
         2.1       Order......................................................8
         2.2       Entire Agreement...........................................9
         2.3       Incorporated by Reference..................................9
         2.4       Order of Precedence........................................9
         2.5       Survival...................................................10

3.0      PERIOD OF PERFORMANCE AND PRICES.....................................11
         3.1       Performance................................................11
                   3.1.1       Period of Performance..........................11
                   3.1.2       Option to Extend...............................11
         3.2       Pricing....................................................11
                   3.2.1       Product Pricing................................11
                   3.2.2       Manufacturing Configuration....................11
                   3.2.3       Packaging......................................11
                   3.2.4       Local Transportation Devices...................12
         3.3       Subject Matter of Sale.....................................12

4.0      GOVERNING QUALITY ASSURANCE REQUIREMENTS.............................12

5.0      APPLICABLE LAW.......................................................12

6.0      PRODUCT SUPPORT AND ASSURANCE........................................12
         6.1       Warranty...................................................12

7.0      PAYMENT..............................................................13
         7.1       Recurring Price............................................13
         7.2       Nonrecurring Price/Special Charges.........................13
         7.3       Payment Method.............................................13

8.0      SCHEDULE ACCELERATION/DECELERATION...................................13

9.0      NOTICES..............................................................13
         9.1       Addresses..................................................13

10.0     OBLIGATION TO PURCHASE AND SELL......................................14

11.0     COST AND PERFORMANCE VISIBILITY......................................15

12.0     CHANGE PROVISIONS....................................................15
         12.1      Reserved...................................................15
         12.2      Computation of Equitable Adjustment........................15
         12.3      Obsolescence...............................................15
         12.4      Change Absorption (Nonrecurring/Recurring).................15
                   12.4.1    Prior to 100% Engineering Release
                             (Drawing Revision Level New).....................
                   12.4.2    Subsequent to 100% Engineering Release.........
         12.5      Planning Schedule..........................................17
         12.6      Total Cost Management System...............................17
                   12.6.1    Continuous Cost Improvement Process..............17
                   12.6.2    Continuous Improvement Initiatives...............18
                   12.6.2.1  Submission of Cost Reduction Proposal............18
                   12.6.2.2  Acceptance and Cost Sharing......................19
                   12.6.3    Boeing Generated Technical and
                             Cost Improvements................................19
                   12.6.4    Value Engineering................................19
                   12.6.5    Lean Manufacturing...............................20
         12.7      Reduction in Quantity to be Delivered......................21
         12.8      Critical Manufacturing Reorder Lead-Time...................21
         12.9      Derivative Aircraft........................................21

13.0     SPARES AND OTHER PRICING.............................................22
         13.1      Spares.....................................................22
                   13.1.1    Spares Support...................................23
                   13.1.2    Reclassification or Re-exercises.................23
                   13.1.3    Spare Pricing....................................23
                   13.1.3.1  Aircraft On Ground (AOG), Critical Spares
                             and POA Requirement..............................23
                   13.1.3.2  Expedite Spare (Class 1).........................24
                   13.1.4    Spares Special Handling..........................24
         13.2      Expedite of Production Requirements........................24
         13.3      Tooling....................................................24
                   13.3.1    Responsible Party................................24
                   13.3.2    Boeing Furnished Tooling.........................25
         13.4      Pricing of Boeing's Supporting Requirements................26
         13.5      Pricing of Requirements for Modification or Retrofit.......26
                   13.5.1    Boeing Responsibility or Regulatory
                             Requirement......................................26
                   13.5.2    Contract Aftermarket Modification or Retrofit
                             Work Performed by Boeing.........................26
         13.6      Pricing of Similar Products................................26



14.0     STATUS REPORTS/REVIEWS...............................................26
         14.1      General Reports / Reviews..................................26
         14.2      Diversity Reporting Format.................................27
         14.3      Program Manager............................................27
         14.4      Certified Tool List........................................27
         14.5      Problem Reports............................................27
         14.6      Order Readiness Matrix (ORM)...............................28

15.0     INTERNATIONAL COOPERATION............................................28
         15.1      Market Access and Sales Support............................28
         15.2      Offset Assistance..........................................28
         15.3      Credit Against Aircraft Sales..............................29

16.0     BOEING FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL...................29

17.0     PARTICIPATION........................................................29
         17.1      Other Boeing Entities......................................29
         17.2      Boeing Subcontractors/Suppliers............................30
         17.3      Notification of Contract...................................30
         17.4      Notification of Price Reductions...........................30

18.0     INVENTORY AT CONTRACT COMPLETION.....................................30

19.0     OWNERSHIP OF INTELLECTUAL PROPERTY...................................31
         19.1      Technical Work Product.....................................31
         19.2      Inventions and Patents.....................................31
         19.3      Works of Authorship and Copyrights.........................31
         19.4      Pre-Existing Inventions and Works of Authorship............31
         19.5      Inapplicability............................................31

20.0     ADMINISTRATIVE AGREEMENTS............................................31

21.0     GUARANTEED WEIGHT REQUIREMENTS.......................................31

22.0     SELLER DATA REQUIREMENTS.............................................31

23.0     DEFERRED PAYMENT.....................................................31

24.0     SOFTWARE PROPRIETARY INFORMATION RIGHTS..............................32

25.0     CONFIGURATION CONTROL................................................32

26.0     INFRINGEMENT.........................................................32

27.0     RAW MATERIAL PROGRAM.................................................32
         27.1      Boeing Raw Material Strategy...............................32
         27.2      Casting and Forging Strategy...............................33

28.0     DIGITIZATION OF PROPRIETARY INFORMATION AND MATERIALS................33

29.0     INSURANCE FOR ON-SITE SUPPORT........................................33
         29.1      Indemnification Negligence of Seller or subcontractor......33
         29.2      Commercial General Liability...............................33
         29.3      Automobile Liability.......................................33
         29.4      Workers' Compensation......................................33
         29.5      Certificates of Insurance..................................33
         29.6      Self-Assumption............................................33
         29.7      Protection of Property.....................................33

30.0     BOEING TECHNICAL / MANUFACTURING ASSISTANCE REGARDING
         SELLER'S NONPERFORMANCE..............................................33

31.0     U. S. CUSTOMS INVOICE REQUIREMENTS...................................34
         31.1      U.S. Customs Requirements..................................34
         31.2      The Boeing Company Requirements............................34

32.0     STRATEGIC ALIGNMENT AND WORK MOVEMENT................................34

Signature Page

Attachment 1       Work Statement and Pricing
Attachment 1A      Continuous Cost Improvement Goals
Attachment 2       Non-U.S. Procurement Report
Attachment 3       Rates and Factors
Attachment 4       Boeing AOG Coverage
Attachment 5       Boeing AOG/Critical Shipping Notification
Attachment 6       Seller Data Requirements
Attachment 7       Supplier Data Requirements List Engineering/Customers
Attachment 8       Commodity Listing and Terms of Sale
Attachment 9       Cost and Performance Reviews
Attachment 10      Quality Assurance Requirements
Attachment 11      Second Tier Support

Attachment 12      Value Engineering Methodology

Attachment 13      SBP Exceptions

                                   AMENDMENTS

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Amend           Description                              Date         Approval
Number
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

                           SPECIAL BUSINESS PROVISIONS


THESE SPECIAL BUSINESS PROVISIONS (SBP) are entered into as of March 20th, 2003 by and between Leonard's Metals, Inc., a Missouri corporation with its principal office in St. Charles, Missouri ("Seller"), and The Boeing Company, a Delaware corporation acting by and through its Boeing Commercial Airplanes, a Delaware corporation. Hereinafter, the Seller and Boeing may be referred to jointly as "Parties" hereto.

Now, therefore, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

                           SPECIAL BUSINESS PROVISIONS

1.0      DEFINITIONS

The definitions used herein are the same as those used in the GTA. In addition, the following terms are defined as follows:

     A. "Drawing" means an automated or manual depiction of graphics or technical information representing a Product or any part thereof and which includes the parts list and specifications relating thereto.

     B. "End Item Assembly" means any Product which is described by a single part number and which is comprised of more than one component part.

     C. "Shipset" means the total set of Production Articles provided by Seller hereunder necessary for production of one Program Airplane or Derivative.

     D. "Spare Parts" or "Spares" means Production Articles or components thereof, and materials, assemblies and items of equipment relating thereto, which are intended for Boeing's use or sale as spare parts or production replacements. The term "Spare Parts" includes, but is not limited to, Boeing Proprietary Spare Parts. 2.0 CONTRACT FORMATION

2.1      Order

Any Order to which these SBP shall apply shall incorporate this SBP by reference in one or more of the following ways:

     A.   Include a statement substantially as follows:

          This Order is subject to and incorporates by this reference SBP

          POP-65344-0667 between The Boeing Company and Leonard's Metals, Inc. dated March 20th, 2003.

     B. List a number assigned to represent the SBP in the "REFERENCE P.O. NO." block of the Order, or in a block with a similar title. Due to computer programming limitations, different divisions may assign different numbers to represent the same SBP.

     C. Utilize the number assigned to represent the SBP as the first portion of the Order number, followed by a dash, followed by a unique identifier for the Order. For example, if contract MDC5002D was assigned to represent a SBP, Orders issued under that SBP would have a number of 5002D-XXXXX.

Each Order incorporating this SBP by any method listed above will be governed by and be deemed to include the provisions of this SBP.

2.2      Entire Agreement

The Order sets forth the entire agreement, and supersedes any and all other prior agreements understandings and communications between Boeing and Seller related to the subject matter of an Order. The rights and remedies afforded to Boeing or Customers pursuant to any provisions of an Order are in addition to any other rights and remedies afforded by any other provisions of this Order, by law or otherwise.

2.3      Incorporated by Reference

General Terms Agreement ("GTA") BCA-65344-0596 dated March 20th, 2003 (the "Agreement") is incorporated in and made a part of this SBP by this reference.

In addition to any other documents incorporated elsewhere in this SBP or GTA by reference, the following documents are incorporated in and made a part of this SBP by reference with full force and effect, as if set out in full text.

     PUGET SOUND / WICHITA

     Boeing Document D33200-1 "Boeing Suppliers' Tooling Document"

     Boeing Document D953W001, "General Operations Requirements Document For Suppliers - External/internal Suppliers/Program Partners"

     Boeing Document D37520-1, -1A, -1B, Supplier's Part Protection Guides

     Boeing  Document  D6-81628,   "Shipping  Label,  Barcoded  Preparation  and
     Placement"

     Additional TULSA

     Form 49-5704, Flysheet 5704 -- INSTRUCTIONS FOR SHIPPING, PACKAGING, & MARKING, revised September 15, 1999.

     Form 49-5716, IDENTIFICATION, BOEING DETAIL PARTS OR ASSEMBLIES, revised September 15, 1999.

2.4      Order of Precedence

In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence shall control:

     A.   These  Special  Business  Provisions  ("SBP")  including   attachments
          (excluding all documents listed below), then

     B. General Terms Agreement ("GTA") (excluding all documents listed elsewhere on this listing), then

     C.   Purchase Contract, if any, then

     D.   Order (excluding all documents listed elsewhere on this listing), then

     E.   The Design Change Transmittal, or the Flysheet 9, if any, then

     F. The Subcontracted Parts - Revision, Authorization, and Transmittal ("SPRAT"), if any, then

     G. Engineering Drawing by Part Number and, if applicable, related Outside Production, Specification Plan (OPSP), Specification Plan Detail
          (SPCD) or Supplier Specification Plan (SSP) then

     H. All documents incorporated by reference in SBP Section 6.0, Product Support and Assurance, of this SBP, then

     I.   Administrative Agreement, if any, then

     J. Any other Boeing generated exhibits, attachments, forms, flysheets, codes or documents that the Parties agree shall be part of this SBP, then lastly

     K. Any Seller generated documents that the Parties agree shall be part of this SBP.

In resolving any such conflicts, these documents shall be read as a whole and in a manner most likely to accomplish their purposes.

Seller shall promptly report to Boeing in writing any inconsistencies in these documents, even if the inconsistency is resolvable using the above rules.

2.5      Survival

Without limiting any other survival provision contained herein and notwithstanding any other provision of this SBP or the GTA to the contrary, the representations, covenants, agreements and obligations of the Parties set forth in GTA Section 12.3 "Termination Claim", GTA Section 16.0 "Termination or Wrongful Cancellation", GTA Section 18.0 "Responsibility for Property", GTA
Section 20.0 ` Proprietary Information and Items", GTA Section 24.0 "Boeing's Rights in Seller's Patents, Copyrights, Trade Secrets and Tooling", GTA Section
27.0 "Property Insurance", GTA Section 29.0 "Non-Waiver/Partial Invalidity", this SBP Section 2.5 "Survival", SBP Section 5.0 "Applicable Law", SBP Section
29.0 "Insurance"(if applicable), and SBP Section 41.0 "Supplements and Modifications"(if applicable), shall survive any cancellation, termination or expiration of this SBP, any assignment of this SBP or any payment and performance of any or all of the other obligations of the Parties hereunder. Termination or cancellation of any part of this SBP shall not alter or affect any part of this SBP, which has not been terminated or cancelled.

3.0      PERIOD OF PERFORMANCE AND PRICES

3.1      Performance

3.1.1    Period of Performance

Except as otherwise provided below, the period of performance for this SBP shall be for delivery of Products beginning on January 1, 2004 and ending on December 31, 2006.

Except as otherwise stated in any applicable Administrative Agreement, for Tulsa and Long Beach requirements, period of performance set out above shall be defined as order placement with potential delivery beyond December 31, 2006.

3.1.2    Option to Extend

     "SECTION DELELTED"

3.2      Pricing

3.2.1    Product Pricing

The prices of Products ordered under this SBP are set forth in SBP Attachment 1. Prices are in United States Dollars. F.O.B. point is as follows: Seller's Plant, for Puget Sound and Wichita. Destination, for Tulsa, OK. (Melbourne, Ark., McAlester, Texas).

3.2.2    Manufacturing Configuration

Unit pricing for each Product or part number shown in SBP Attachment 1 is based on the latest revisions of the engineering drawings or specifications at the time of the signing of this SBP and any amendments thereof.

3.2.3    Packaging

The prices shown in SBP Attachment 1 include all packaging costs. Seller shall package Product in accordance with the applicable requirements set forth in the documents referred to in SBP Section 2.3 for the location issuing the Order. In the case of Products to be shipped directly to Customers, A.T.A. Specification 300 "Specification for Packaging of Airline Supplies" shall apply unless otherwise directed by Boeing. Upon Boeing's request, Seller will provide discreet packaging costs.

3.2.4    Local Transportation Devices

         Not Applicable

3.3      Subject Matter of Sale

Subject to the provisions of this SBP, Seller shall sell to Boeing and Boeing shall purchase from Seller certain Products as set forth in SBP Attachment 1.

4.0      GOVERNING QUALITY ASSURANCE REQUIREMENTS

In addition to those general quality assurance requirements set forth in the GTA, the work performed under this SBP shall be in accordance with the requirements set forth in SBP Attachment 10.

5.0      APPLICABLE LAW

This contract shall be governed by the laws of the State of Washington. No consideration shall be given to Washington's conflict of law rules. This contract excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Seller hereby irrevocably consents to and submits itself exclusively to the jurisdiction of the applicable courts of King County Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0      PRODUCT SUPPORT AND ASSURANCE

6.1      Warranty

Seller acknowledges that Boeing and Customers must be able to rely on each Product performing as specified and that Seller will provide all required support. Accordingly, the following provisions, including documents, if any, set forth below are incorporated herein and made a part hereof:

"Boeing  Designed,   Sub-Contracted   Products  Manufacturers  Warranty"  Boeing
Document M6-1124-3,

Boeing may choose initially not to extend the Seller's full warranty of Product to Customers. This action shall in no way relieve Seller of any obligation set forth in the warranty documents listed above. Boeing, at its sole discretion, may extend Seller's full warranty of Product to its Customers at any time. Furthermore, Seller agrees to support the Product as long as any aircraft using or supported by the Product remains in service.

7.0      PAYMENT

7.1      Recurring Price

Unless otherwise provided under the applicable Order or written agreement between the Parties, payment shall be (net) thirty (30) calendar days.

Except as otherwise provided on applicable Order identifying Pay-From Receipt, payment due dates, including discount periods, shall be computed from (a) the date of receipt of the Product, (b) the date of receipt of a correct (proper) invoice or (c) the scheduled delivery date of such Product, whichever is last. Unless freight and other charges are itemized, any discount shall be taken on the full amount of the invoice. All payments are subject to adjustment for shortages, credits and rejections.

7.2      Nonrecurring Price/Special Charges

Unless otherwise provided in the applicable Order, any Nonrecurring price payable by Boeing under SBP Attachment 1 will be paid within the term discount period or thirty (30) calendar days (whichever is later) after receipt by Boeing of both acceptable Products and a correct invoice and where required, a completed certified tool list (CTL).

7.3      Payment Method

All payments hereunder shall be made by check payable to the order of Seller deposited in the U.S. postal system via first-class mail to an address designated in writing by Seller.

8.0      SCHEDULE ACCELERATION/DECELERATION

Notwithstanding GTA Section 10.0, Boeing may revise the delivery schedule and/or firing order without additional cost or change to the unit price stated in the applicable Order if (a) the delivery date of the Product under such Order is on or before the last date of contract, if applicable, and (b) Boeing provides Seller with written notice of such changes.

9.0      NOTICES

9.1      Addresses

For all matters requiring the approval or consent of either party, such approval or consent shall be requested in writing and is not effective until given in writing. With respect to Boeing, authority to grant approval or consent is limited to Boeing's Procurement Representative. Notices and other communications shall be given in writing by personal delivery, United States mail, express delivery, facsimile, or electronic transmission addressed to the respective party as follows:

       To Boeing:  Attention:  Peggy McDonald     Mail Code: 5X-65
                   BOEING COMMERCIAL AIRPLANES
                   SUPPLY MANAGEMENT AND PROCUREMENT DIVISION
                   P.O. Box 3707
                   Seattle, Washington 98124-2207

        To Seller: Attention: Rick Darrow
                   Leonard's Metals, Inc.
                   3600 Mueller Road
                   St. Charles, MO 63301

10.0     OBLIGATION TO PURCHASE AND SELL

Boeing and Seller agree that in consideration of the prices set forth under SBP Attachment 1, Boeing shall issue Orders for Products from time to time to Seller for all of Boeing's requirements. Such Products shall be shipped at any scheduled rate of delivery, as determined by Boeing, and Seller shall sell to Boeing Boeing's requirements of such Products, provided that, without limitation on Boeing's right to determine its requirements, Boeing shall not be obligated to issue any Orders for any given Product if:

A.   Any of Boeing's customers specifies an alternate product;

B. Such Product is, in Boeing's reasonable judgment, not technologically competitive at any time, for reasons including but not limited to the availability of significant changes in technology, design, materials, specifications, or manufacturing processes which result in a reduced price or weight or improved appearance, functionality, maintainability or reliability;

C. Boeing gives reasonable notice to Seller of a change in any of Boeing's aircraft which will result in Boeing no longer requiring such Product for such aircraft;

D. Seller has materially defaulted in any of its obligations under any Order, whether or not Boeing has issued a notice of default to Seller pursuant to GTA Section 13.0; or,

E.   Boeing   reasonably   determines   that  Seller  cannot  support   Boeing's
     requirements for Products in the amounts and within the delivery schedules Boeing requires.

F. Boeing gives at least six (6) months notice to Seller that the Product is used in the manufacturing of an airplane component, assembly or other product previously manufactured in-house by Boeing and which component, assembly or other product Boeing has resourced to a third party supplier.

For purposes of this SBP Section 10.0, Boeing is defined as those organizations, divisions, groups or entities set forth specifically in SBP Attachment 1.

Seller represents and warrants to Boeing that discounts offered fairly reflect manufacturing, selling, or delivery cost savings resulting from this quantity sale and that such discounts are reasonably available to all other purchasers.

11.0     COST AND PERFORMANCE VISIBILITY

When requested by Boeing, Seller shall provide all necessary cost support data, source documents for direct and indirect costs, and assistance at the Seller's facility in support of cost and performance reviews performed by the Parties pursuant to cost reduction initiatives as set forth in SBP Section 12.6.

The Cost and Performance Review (CPR) process is the preferred tool, which the Parties will use to measure Seller's performance to the goals and objectives of Boeing as set forth in SBP Section 12.6. Boeing and Seller shall implement a structured process called CPR to review and identify areas, processes and strategies to improve, reduce or eliminate which will result in the desired effect of reducing costs and/or improving cycle times for the Product(s) set forth in this SBP. The CPR process will address those activities, which are a direct result of both parties involvement. Seller will provide the resources and data sufficient to support the CPR process in accordance with the structure set forth in SBP Attachment 9.

12.0     CHANGE PROVISIONS

12.1     Reserved

12.2     Computation of Equitable Adjustment

The Rates and Factors set forth in SBP Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft), to be paid by Boeing pursuant GTA Section
10.0 for each individual change.

12.3     Obsolescence

Seller may not submit a claim for obsolete material or Product resulting from an individual change order that has a total claim value of One Thousand Dollars $2500.00 or less.

12.4     Change Absorption (Nonrecurring/Recurring)


12.4.1   Prior to 100% Engineering Release (Drawing Revision Level New)

Notwithstanding the provisions of GTA Section 10.0, no equitable adjustment in the prices or schedules of any Order shall be made for any change initiated by Boeing made prior to the date on which all engineering drawings that change the technical requirements, descriptions, specifications, statement of work, drawing or designs ("Technical Change(s)") have been released by Boeing ("100% Engineering Release") provided, however, that an equitable adjustment shall be made for:

A. Any Technical Change which is a change between raw material classifications such as a change from aluminum to steel or titanium to plastic. Not included as a Technical Change for purposes of this SBP Section are changes within a raw material classification such as a change from 7050 Aluminum to 7075 Aluminum;

B. Any Technical Change, which adds or deletes a process specification including but not limited to chem milling, chrome plating, anodizing, painting, priming and heat-treating.

Claims for equitable adjustment for Technical Changes shall be submitted in writing within thirty (30) days after 100% Engineering Release.

12.4.2   Subsequent to 100% Engineering Release

Notwithstanding the provisions of GTA Section 10.0, no equitable adjustment shall be made to the recurring or Nonrecurring prices after the date of 100% Engineering Release for any change initiated by Boeing unless the value of such change (debit or credit) is greater than or equal to two percent (2%) of the then current unit price for the Product (recurring) or is greater than or equal to two percent (2%) of the total then current nonrecurring price as set forth in SBP Attachment 1. For purposes of this SBP Section 12.4, the then current unit price or total nonrecurring price shall be the price identified in SBP
Attachment 1 plus any and all price adjustments agreed to previously by the Parties.

Claims shall be made individually for each Product and for each change. Each claim shall be considered separately for application of the two percent (2%) threshold. Changes may not be combined for the purposes of exceeding the two percent (2%) threshold set forth herein.

12.5     Planning Schedule

Any planning schedule, forecast, or any such quantity estimate provided by Boeing shall be used solely for production planning. Boeing may purchase Products in different quantities and specify different delivery dates as necessary to meet Boeing's requirements. Unless otherwise set forth in the Administrative Agreement as applicable, any such estimate shall be subject to adjustment from time to time, and such adjustment shall not constitute a change under GTA Section 10.0 nor a termination under GTA Section 12.0.

12.6     Total Cost Management System

The Total Cost Management System (TCMS) is Boeing's overarching cost management strategy and visibility tool incorporating internal and external supply base cost management activities such as CCIP, Lean manufacturing, Value Engineering Innovation and Raw Material Strategies. Seller will prepare a TCMS support plan addressing all applicable strategies. The plan will include strategy specific method of support, internal implementation, flow down to sub-tier suppliers, if applicable, and a yearly update schedule. Seller shall submit a TCMS support plan to the appropriate Boeing Procurement Representative within six (6) weeks of new or follow-on contract award.

12.6.1   Continuous Cost Improvement Process

The timely implementation of the Continuous Cost Improvement Process (CCIP) is a material duty of the Seller. The CCIP is an ongoing, year-after-year plan to achieve cost reductions. The goal is to work together to reduce costs in order to reduce Product unit prices in the manner set forth in SBP Section 12.6.2, while maintaining or improving margins, profits, and quality levels, and meeting schedule and other contractual requirements. The implementation of the CCIP requires establishing cost improvement targets, developing and agreeing on a cost improvement plan, implementation of the plan by the Seller, regular review and status reporting with the Procurement Representative, appropriate support from the Procurement Representative, and corrective action as necessary to meet the cost improvement targets.

Boeing may assist Seller in areas such as Lean Manufacturing, Advanced Quality System, Accelerated Improvement Workshop (AIW), Value Engineering, packaging cost reduction activities, and other initiatives. Seller is not limited to the Boeing initiatives and may implement any improvement consistent with the requirements of this SBP.

Boeing and Seller agree to establish CCIP target cost reductions in order to reduce Product unit prices in the manner set forth in SBP Section 12.6.2, and delivery and quality performance goals, on or before January 1 of each year for the period of performance of this SBP. Said target price reductions; delivery and quality performance goals shall be set out in SBP Attachment 1A, "Continuous Cost Improvement Goals".

12.6.2   Continuous Improvement Initiatives

Boeing and Seller agree to work together to identify continuous improvement initiatives which:

A. Decrease Seller's costs by affecting the manufacturing and assembly process at Seller's facilities and Seller's subcontractor facilities;

B. Reduce Boeing's product weight without impairing any essential functions or characteristics of the product;

C. Produce a net reduction in the cost to Boeing of installation, operation, maintenance or production of the Product; and/or improve producibility, reliability, expected life, or maintainability of the Product.

Proposed changes shall not impair any essential functions or characteristics of the Products or Tooling.

12.6.2.1   Submission of Cost Reduction Proposal

Proposals shall be submitted to Boeing's Procurement Representative. Boeing shall not be liable for any delay in acting upon a proposal. Boeing's decision to accept, postpone, or reject any proposal shall be final. If there is a delay and the net result in savings no longer justifies the investment, Boeing and Seller will not be obligated to proceed with the initiative. Seller has the right to withdraw, in whole or in part, any proposal not accepted by Boeing within the time period specified in Seller's proposal. Seller shall submit, as a minimum, the following information with the proposal:

A. Description of the difference between the existing requirement and the proposed change and the comparative advantage and disadvantages of each;

B.   The specific requirements which must be changed if the proposal is adopted;

C.   The cost savings and Seller's implementation costs;

D. An implementation schedule, including need dates for any Boeing actions and the time by which a proposal must be approved so as to obtain the maximum cost reduction.

Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis. Each party shall be responsible for its own implementation costs.

12.6.2.2   Acceptance and Cost Sharing

Boeing may accept, in whole or in part, any continuous improvement initiative proposal by issuing a change order. Until such change has been issued, Boeing and Seller shall remain obligated to perform in accordance with the terms and requirements of the Order. Where Boeing and Seller identify areas of improvement, beyond those previously anticipated, identified and documented in the contract price, the Parties will determine the amount of savings, which will result from the improvements and share the savings. Where a saving is identified and documented, the Parties agree to reduce the Product unit price. Seller suggestions disapproved by Boeing may be given due consideration in achievement of cost reduction goals.

12.6.3   Boeing Generated Technical and Cost Improvements

At any time during the Seller's performance under this SBP, Boeing may offer specific recommendations to Seller for the incorporation of new technologies and process improvements intended to reduce Seller's costs or improve product performance. These recommendations may include, but are not limited to, Boeing proprietary information and Boeing owned patents. Upon receipt of any such recommendation, Seller shall provide a price reduction proposal to Boeing. Upon Boeing's agreement with the price proposal, Seller shall implement the change. Boeing shall be entitled to * % of the price reduction and Seller shall be entitled to * % and the Shipset price shall be adjusted accordingly for those shipsets affected by the change.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

12.6.4   Value Engineering

From time to time Seller may submit to Boeing proposals for Value Engineering changes. Boeing and Seller will define and agree to (i) the Project work statement, (ii) the value of Recurring savings per Shipset to be shared, (iii) the negotiated division of the savings between Boeing and Seller, and (iv) the first affected unit. Each party will bear their own Nonrecurring investments. All implemented price reductions carry from the first affected unit to the end of the SBP.

Boeing reserves the right to not incorporate any Value Engineering concept that is not in Boeing's or Customers' best interests. This includes, but is not limited to, any proposed change that adversely affects Boeing's internal assembly processes, marketing capabilities, certification processes, and interface capabilities with other supplier's hardware.

12.6.5   Lean Manufacturing

Upon Statement of Work (SOW) issuance and prior to commencement of production planning, Seller's executive management will;

A. Host a Boeing Lean Supplier Development Specialist (SDS) visit and participate in a facility-wide Lean Diagnostic if not previously conducted by Boeing and host follow-on visits as specified by the Subject Matter Expert (SME).

B. Use their best efforts to implement the SDS's recommendations, particularly those tied directly to or in support of 7X7-X production

C. Provide a Lean Manufacturing Implementation Plan or modification to an existing plan that is inclusive of all Boeing work and contains a section specific to 7X7-X. The 7X7-X section must demonstrate incorporation of Lean Manufacturing concepts within the following part/assembly development and implementation phases;

     1. Part/Assembly design (if Seller has Design Delegation Level 4 or 5 responsibility)

     2.   Tooling design

     3. Production process setup (door to door) The non-program specific (company-wide) portion of the plan must address Lean deployment to;

          a.   Recurring training

          b.   Sub tier interface

          c.   Delivery to Boeing

          d.   Manufacturing support organizations (Enterprise Lean)

The Seller Lean Implementation plan must be reviewed and determined acceptable by the SDS and Boeing Procurement Team within a jointly agreed schedule. Within one year of commencement of production, Boeing and Seller agree to use the following metrics to establish an enterprise level baseline followed by monthly measurements to evaluate Lean driven cost improvement: (i) Inventory Turns, defined as Annual Costs of Goods Sold/Inventory Value; (ii) Productivity, defined as Annual Sales/Average Employee Count; and, (iii) Asset Turnover, defined as Annual Sales/Total Assets. Additional metrics may be added and evaluated as agreed to by the parties. Where Boeing and Seller can identify areas of improvement, beyond those previously anticipated, identified and documented in the SBP price, the parties will determine the amount of savings, which will result from the improvements and share the savings. Where a savings is identified and documented, the parties agree to reduce the recurring price by that amount determined by the Parties.

12.7     Reduction in Quantity to be Delivered

     "NOT APPLICABLE"

12.8     Critical Manufacturing Reorder Lead-Time

Critical Manufacturing Reorder Lead-time (CMROLT) shall be identified in SBP Attachment 1 by part number for the items listed herein. As defined in this SBP, Critical Manufacturing Reorder Lead-time shall include administrative and manufacturing (including queue, setup, run and move) lead times. CMROLT is the minimum number of manufacturing days prior to delivery date that Boeing can issue a purchase order release for a line delivery quantity against a Purchase Contract.

The CMROLT defined herein shall be fixed and guaranteed by the Seller, and may only be revised upon written notice to the Boeing Procurement Representative.

Seller shall not manufacture or fabricate items in advance of the CMROLT required to comply with the delivery schedule of any subsequent Purchase Order(s). Notwithstanding any other provision of this SBP, Seller is not entitled to any equitable adjustment or other modification of any Purchase Order(s) for any manufacture, fabrication or procurement of products not in conformity with the requirement of this SBP without first obtaining written consent of the Boeing Procurement Representative. Nothing in this Clause shall be construed as relieving Seller of any of its obligations under this SBP or any subsequent Purchase Contract(s) and/or Order(s).

12.9     Derivative Aircraft

Boeing may, but is not obligated to direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section 10.0 to supply Boeing's requirements for Products for Derivative aircraft which correspond to those Products being produced under the applicable Order. For purposes of this SBP Section, Derivative Aircraft means any model airplane designated by Boeing as a derivative of an existing model airplane and which:
(1) has the same number of engines as the existing model airplane; (2) utilizes essentially the same aerodynamic and propulsion design, major assembly components, and systems as the existing model airplane; (3) achieves other payload/range combinations by changes in body length, engine thrust, or variations in certified gross weight; (4) has the same body cross-section as the subject model aircraft; and (5) is designated as a Derivative to the FAA by Boeing. A Derivative does not include any subject model aircraft, which has been or was currently in production as of the date of execution of the applicable SBP. Furthermore, Boeing reserves the right to extend application of the above Products and prices to other aircraft models as required.

13.0     SPARES AND OTHER PRICING

13.1     Spares

For purposes of this SBP Section, the following requirements and definitions shall apply:

A. AIRCRAFT ON GROUND (AOG) - means the highest Spares priority. Seller will expend best efforts to provide the earliest possible shipment of any Spare designated AOG by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date of any such AOG Spare within two (2) hours of receipt of an AOG Spare request.

B. CRITICAL - means an imminent AOG work stoppage. Seller will expend best efforts to provide the earliest possible shipment of any Spare designated Critical by Boeing. Such effort includes but is not limited to working two
     (2) shifts a day, five (5) days a week and use of premium transportation. Seller shall specify the delivery date of any such Critical Spare within the same working day of receipt of a Critical Spare request.

C. EXPEDITE (CLASS I) - means a Spare required in less than Seller's normal lead-time. Seller will expend best efforts to meet the requested shipment date. Such effort includes but is not limited to working overtime and use of premium transportation.

D.   ROUTINE (CLASS III) - means a Spare required in Seller's normal lead-time.

E. POA REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in Boeing's assembly line process. Seller shall expend best efforts to provide the earliest possible delivery of any Spare designated as POA by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date of any such POA within two (2) hours of a POA request.

F. IN-PRODUCTION - means any Spare with a designation of AOG, Critical, Expedite, Routine, POA or End Item Assembly which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Boeing at the time of the Order.

G. NON-PRODUCTION REQUIREMENTS - means any Spare with a designation of AOG, Critical, Expedite and Routine requirements which is used on model aircraft no longer being manufactured by Boeing (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).


H. BOEING PROPRIETARY SPARE - means any Spare, which is manufactured (i) by Boeing, or (ii) to Boeing's detailed designs with Boeing's authorization or
     (iii) in whole or in part using Boeing's Proprietary Materials.

13.1.1   Spares Support

Seller shall provide Boeing with a written Spares support plan describing Seller's process for supporting AOG and Critical commitments and manufacturing support. The plan must provide Boeing with the name and number of a twenty-four
(24) hour contact for coordination of AOG, Critical requirements. Such contact shall be equivalent to the coverage provided by Boeing to its Customers as outlined in SBP Attachment 4 "Boeing AOG Coverage".

Seller shall notify Boeing as soon as possible via fax, telecon, or as otherwise agreed to by the Parties of each AOG and Critical requirement shipment using the form identified in SBP Attachment 5 "Boeing AOG and Critical Shipping Notification". Such notification shall include time and date shipped, quantity shipped, Order, pack slip, method of transportation and air bill if applicable. Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised shipment possible.

13.1.2   Reclassification or Re-exercises

Boeing  may  instruct  Seller  to   re-prioritize   or  reclassify  an  existing
requirement in order to improve or otherwise change the established shipping schedule. Seller shall expend the effort required to meet the revised requirement as set forth above in the definitions of the requirements. Seller's commitment of a delivery schedule shall be given in accordance with that set forth above for the applicable classification but in no case shall it exceed twenty-four (24) hours from notification by Boeing.

13.1.3   Spare Pricing

*


* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

13.1.3.1   Aircraft On Ground (AOG), Critical Spares and POA Requirement

The price for AOG and Critical Spares and POA requirements shall be the price for such Products listed on SBP Attachment 1 in effect when such Spares are ordered multiplied by a factor not to exceed *.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

13.1.3.2   Expedite Spare (Class 1)

The price for Expedite Spares shall be the price for such Products listed on SBP Attachment 1 in effect when such Spares are ordered multiplied by a factor not to exceed *.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

13.1.4   Spares Special Handling

The price for all effort associated with the handling and delivery of Spare(s) is deemed to be included in the price for such Spare(s). If Boeing directs delivery of Spares to a place other than the F.O.B. point as designated in SBP
Section 3.2.1, Boeing shall reimburse Seller for shipping charges, including insurance, paid by Seller from the plant to the designated place of delivery which exceed the cost of shipping to the F.O.B. point. Such charges shall be shown separately on all invoices.

13.2     Expedite of Production Requirements

Any expedite charges to be paid for short flow production requirements shall be pre-approved by the Procurement Representative. Seller shall provide data to verify expedite charges. If Seller fails to meet their committed delivery, Boeing shall not be obligated to pay the agreed upon amount.

13.3     Tooling

13.3.1   Responsible Party

Seller shall absorb the first $ * of cost for Puget Sound and $ * of cost for Tulsa/Wichita for each individual occurrence associated with all Boeing furnished tooling, supplier manufactured tooling, and non-acountable tooling required for the manufacture and delivery of products including but not limited to rework, repair, replacement and maintenance of the tooling (after initial review and repair of Boeing furnished tools to bring them to acceptable levels). Programming when required will be reviewed on an individual case by case basis. Repair of tooling damaged by seller through misuse or poor workmanship will be the responsibility of the Seller. If the tool assertions are greater than $ * for Puget Sound or $ * for Tulsa/Wichita, seller can submit a detailed assertion to procurement agent for consideration. Engineering changes that cause any tool rework will be handled with detailed assertion to the procurement agent for their approval. Seller shall not use tools, which contain, convey, embody, or were made in accordance with or by reference to any Proprietary Information and Materials of Boeing, to manufacture parts for anyone other than Boeing without the prior written authorization of Boeing.

Puget Sound Example:

Tool rework cost is $ *. Cost will be at seller's expense.

Tool rework cost is $ *.  Cost will be at buyer's expense total $ *.

Tulsa/Wichita Example:

Tool rework cost is $ *. Cost will be at seller's expense.

Tool rework cost is $ *. Cost will be at buyer's expense total $ *.

* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.


When Boeing agrees to pay for Tooling to support the manufacture and delivery of applicable Product(s) identified herein, the amount shall be set forth in SBP Attachment 1. The costs of necessary repair and maintenance to the Tooling is included in such amount. In addition to the requirements set forth in SBP
Section 7.2, the Seller shall comply with the applicable Terms and Conditions as set forth in SBP Section 2.3 for the Boeing location issuing the Order. Invoices received with incorrect, improperly prepared or incomplete certified tool lists will be returned for correction prior to payment. Invoices shall be dated concurrent with, or subsequent to, shipment of the Products. No repair, replacement, maintenance or rework of such Tooling shall be performed without Boeing's prior written consent. Boeing shall notify Seller of any action required for discrepant Tooling.

13.3.2   Boeing Furnished Tooling

In the event Boeing furnishes Tooling to Seller, Seller shall comply with the applicable Terms and Conditions as set forth in SBP Section 2.3 for the Boeing location furnishing the Tooling. No repair, replacement, maintenance or rework of such Tooling shall be performed without Boeing's prior written consent. Boeing shall notify Seller of any action required for discrepant Tooling.

13.3.3   Additional Tooling Requirement

Upon expiration, termination or cancellation of this SBP or any Product included herein and for up to one year thereafter, Seller shall at no cost to Boeing, prepare and package for shipment any and all Tooling in the possession or under the effective control of Seller or any of its Subcontractors associated with this SBP or the applicable Product within 30 days of receipt of written notice from Boeing. Included as part of this preparation would be the transfer of title, where applicable, of such Tooling free and clear of all liens, claims or other rights of Seller or any third party. Where the parties determine that the hours associated with the transfer of tools are excessive, the parties will negotiate a fee to be paid for the preparation and packaging costs.

Seller hereby authorizes Boeing or its representatives to enter upon its, or any of Seller's Subcontractors, premises at any time during regular business hours upon one (1) day's advance written notice, for the limited purpose of taking physical possession of any or all of the aforesaid items. At the request of Boeing, Seller shall promptly provide to Boeing a detailed list of such items, including the location thereof, and shall catalog, crate, package, mark and ship such items expeditiously and in an orderly manner and otherwise in the manner requested by Boeing, which request may specify incremental or priority shipping of certain items. Seller shall, if instructed by Boeing, store or dispose of any or all of the aforesaid items in any reasonable manner requested by Boeing.

13.4     Pricing of Boeing's Supporting Requirements

Any Products required to assist Boeing's supporting requirements, including but not limited to requirements for color and appearance samples, Boeing-owned simulators, test requirements, factory support, flight test spares will be provided for not more than the applicable price as set forth in SBP Attachment 1.

13.5     Pricing of Requirements for Modification or Retrofit

13.5.1   Boeing Responsibility or Regulatory Requirement

Any Products required by Boeing to support a modification or retrofit program which results from a regulatory requirement or which Boeing may be liable for the cost associated with such program shall be provided to Boeing at a price not more than the applicable price as set forth in SBP Attachment 1.

13.5.2   Contract Aftermarket Modification or Retrofit Work Performed by Boeing

Any Products required by Boeing to support modification or retrofit programs, which Boeing performs under contract, shall be provided for not more than the applicable price as set forth in SBP Attachment 1.

13.6     Pricing of Similar Products

New Products ordered by Boeing that are similar to or within Product families of Products currently being manufactured by Seller shall be priced using the same methodology or basis as that used to price the existing Product(s).

14.0     STATUS REPORTS/REVIEWS

14.1     General Reports / Reviews

When requested by Boeing, Seller shall update and submit, as a minimum, monthly status reports or data requested by Boeing using a method mutually agreed upon by Boeing and Seller. Boeing has the right to impose more frequent reporting on Seller to achieve program objectives.

When requested by Boeing, Seller shall provide to Boeing a manufacturing milestone chart identifying the major purchasing, planning and manufacturing operations for the applicable Product(s).

Program reviews will be held at Seller's facility or Boeing's facilities as requested by Boeing. The topics of these reviews may include raw material and component part status, manufacturing status, production status, Seller's current and future capacity assessments, Boeing supplied components, inventory, Boeing's requirements, changes, forecasts and other issues pertinent to Seller's performance under this SBP. Reviews will allow formal presentations and discussion of status reports as set forth above.

Formal management reviews shall be held periodically by Boeing and Seller to evaluate total cost performance (including overhead, man-hours (production and support)). During these reviews, Seller shall present and provide actual cost performance data with respect to this SBP.

14.2     Diversity Reporting Format

Seller shall report to Boeing on a quarterly basis, starting from the date of this SBP award, all payments to small businesses, small disadvantaged business/minority business enterprises, women-owned small business and historically black colleges and universities and minority institutions in dollars and as a percentage of the contract price paid to Seller to date, proving the information shown on the Second Tier Report located in SBP Attachment 11.

14.3     Program Manager

     "NOT APPLICABLE"

14.4     Certified Tool List

If applicable, Seller shall provide a Certified Tool List for all accountable tools thirty (30) days after delievery of the first production unit to Boeing, in accordance with SBP Section 2.3. Subsequent to submittal of the initial Certified Tool List, Seller shall provide Certified Tool Lists for any new, reworked or re-identified tools, thirty (30) days after completion of the first affected production part. All tooling manufactured and acquired by Seller for use in performance of the Program shall be in accordance with all tooling requirements specified in SBP Section 2.3.

14.5     Problem Reports

Seller shall provide a detailed report, notifying Boeing of program problems/issues that could impact Seller's ability to deliver Products on time and otherwise in conformance with the terms of the GTA and SBP. The report shall contain a detailed description of the problem, impact on the program or affected tasks, and corrective/remedial action, with a recovery schedule. Submittal of a report in no way relieves Seller of any obligations under the GTA and SBP nor does it constitute a waiver of any rights and remedies Boeing may have with respect to any default.

Problem reports shall be submitted to the Boeing Procurement Representative within twenty-four (24) hours of known problem to Seller. Where problems arise prior to a normal status reporting date, Seller shall report said events immediately or within 24 hours. Status reports shall include, but are not limited to, the following topics:

A.   Delivery schedule updates, schedule impact issues and corrective action;

B.   Technical/manufacturing   progress   since  the  previous   report  period,
     including   significant   accomplishments,   breakthroughs,   problems  and
     solutions;

C.   Identification of changes to key manpower or staffing levels;

D. Identification of the critical events/activities expected within the next month and a discussion of potential risk factors;

E.   Progress on open Action Items, including closure dates;

F.   Purchased components and raw material status;

G.   Identification of Quality issues and resolutions;

H.   Manufacturing and Quality inspection progress of First Article products;

I.   Status on tool design and fabrication, as applicable, until completion;

J.   Inventory   status  of  castings  and  forgings   procured  by  Seller  (if
     applicable).

14.5     Order Readiness Matrix (ORM)

     NOT APPLICABLE

15.0     INTERNATIONAL COOPERATION

15.1     Market Access and Sales Support

Seller agrees to work with Boeing to develop a contracting strategy, which supports Boeing's market access, and international business strategy. Boeing and Seller agree to work together to identify countries where Seller may subcontract in support of Boeing's market access and international business strategy. With respect to work covered by this SBP, and if directed by Boeing, Seller agrees to procure from subcontractors, in countries selected by Boeing, goods and services with a value to be determined by Boeing after coordination with Seller. Such direction may occur at any time during the performance of this SBP. Although not required to do so, Seller may satisfy such obligation through purchases not related to this SBP. If Seller is directed by Boeing to subcontract any part of its Product(s) and Seller anticipates an increase or decrease to the price for such Product(s) as a result of such direction, Seller shall immediately notify Boeing in writing. Boeing shall respond within thirty (30) days on whether Seller is to proceed.

15.2     Offset Assistance

Seller shall use its best reasonable efforts to cooperate with Boeing in the fulfillment of any non-United States offset program obligation that Boeing may have accepted as a condition of the sale of a Boeing product. In the event that Seller is either directed by Boeing, or on its own solicits bids and/or proposals for, or procures or offers to procure any goods or services relating to the work covered by this SBP from any source outside of the United States, Boeing shall be entitled, to the exclusion of all others, to all industrial benefits and other "offset" credits which may result from such solicitations, procurements or offers to procure. Seller shall take any actions that may be required on its part to assure that Boeing receives such credits. . Seller shall document on SBP Attachment 2 all offers to contract and executed contracts with such subcontractors including the dollars contracted. Seller shall provide to Boeing with an updated copy of SBP Attachment 2 for the six-month periods ending June 30 and December 31 of each year. The reports shall be submitted on the 1st of August and the 1st of February respectively. If Seller is directed by Boeing to subcontract any part of its Product(s) to a country in which Boeing has an offset obligation, an equitable price adjustment, increase or decrease, for Seller's costs and expenses will be considered by Boeing.

15.3     Credit Against Aircraft Sales

     NOT APPLICABLE

16.0     BOEING FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL

     NOT APPLICABLE

17.0     PARTICIPATION

17.1     Other Boeing Entities

Seller agrees that any Boeing division or Boeing subsidiary ("Boeing Entity") not specifically included in this SBP may, by issuing a purchase order, work order, or other release document, place orders under this SBP during the term hereof or any written extension thereof, under the terms, conditions and pricing specified by this SBP. Seller agrees that the prices set forth herein may be disclosed by Boeing on a confidential basis to Boeing entities wishing to invoke this SBP Section 17.1. Seller shall notify the Boeing Procurement Representative named in SBP Section 9.0 of Boeing Entities not specifically referenced herein who frequently use this SBP.

17.2     Boeing Subcontractors/Suppliers

Seller agrees that any subcontractor or supplier (hereinafter referred to as "Boeing Subcontractor") performing work for a Boeing Entity, including but not limited to inventory management, may issue an order or contract with Seller independent of this SBP. Seller agrees to sell Products or support a schedule and or a quantity change to such Boeing Subcontractor for its use in its contracts with Boeing at the prices set forth herein or at a price that reflects the pricing methodology used under this SBP. Boeing assumes no obligation, including payment obligation, with respect to such independent contract. Seller agrees that the prices set forth herein may be disclosed by Boeing on a confidential basis to any Boeing Subcontractor wishing to invoke this SBP
Section 17.2. Seller may request written verification from the Boeing Subcontractor that the Products ordered pursuant to the authority of this SBP support Boeing requirements. Seller shall periodically inform the Boeing Procurement Representative of each such request invoking this participation right.

17.3     Notification of Contract

In the event a purchaser known by Seller to be a Boeing Entity or Boeing Subcontractor places an order for supplies or services covered by this SBP but fails to reference this SBP or otherwise seek the prices established by this SBP, Seller shall notify such purchaser of the existence of this SBP and the prices established hereunder and shall offer such prices to such purchaser.

17.4     Notification of Price Reductions

If Seller is awarded an additional order or contract by another Boeing Entity that results in any price less than that established under this SBP, Seller agrees to notify the Boeing Procurement Representative immediately of said price reductions and shall extend all such price reductions to this SBP.

18.0     INVENTORY AT CONTRACT COMPLETION

Subsequent to Seller's last delivery of Product(s), Products which contain, convey, embody or were manufactured in accordance with or by reference to Boeing's Proprietary Materials including but not limited to finished goods, work-in-process and detail components (hereafter "Inventory") which are in excess of Order quantity shall be made available to Boeing for purchase. In the event Boeing, in its sole discretion, elects not to purchase the Inventory, Seller may scrap the Inventory. Prior to scrapping the Inventory, Seller shall mutilate or render it unusable. Seller shall maintain, pursuant to their quality assurance system, records certifying destruction of the applicable Inventory. Said certification shall state the method and date of mutilation and destruction of the subject Inventory. Boeing or applicable regulatory agencies shall have the right to review and inspect these records at any time it deems necessary. In the event Seller elects to maintain the Inventory, Seller shall maintain accountability for the inventory and Seller shall not sell or provide the Inventory to any third party without prior specific written authorization from Boeing. Failure to comply with these requirements shall be a material breach and grounds for default pursuant to GTA Section 13.0. Nothing in this SBP Section
18.0 prohibits Seller from making legal sales directly to the United States of America Government.

19.0     OWNERSHIP OF INTELLECTUAL PROPERTY

19.1     Technical Work Product

All technical work product, including, but not limited to, ideas, information, data, documents, drawings, software, software documentation, software tools, designs, specifications, and processes produced by or for Seller, either alone or with others, in the course of or as a result of any work performed by or for Seller which is covered by this SBP will be the exclusive property of Boeing and be delivered to Boeing promptly upon request.

19.2     Inventions and Patents

     NOT APPLICABLE

19.3     Works of Authorship and Copyrights

     NOT APPLICABLE

19.3     Pre-Existing Inventions and Works of Authorship

     NOT APPLICABLE

19.4     Inapplicability

     NOT APPLCABLE

20.0     ADMINISTRATIVE AGREEMENTS

     Administrative Agreements are used for administrative matters not specifically addressed elsewhere and set forth-certain obligations of the Parties relating to the administration of each Order. The Administrative Agreements, if any, are identified and incorporated in SBP Section 2.3.

21.0     GUARANTEED WEIGHT REQUIREMENTS

         NOT APPLICALBE

22.0     SELLER DATA REQUIREMENTS

     NOT APPLICABLE

23.0     DEFERRED PAYMENT

     NOT APPLICABLE

24.0     SOFTWARE PROPRIETARY INFORMATION RIGHTS

     NOT APPLICABLE

25.0     CONFIGURATION CONTROL

     NOT APPLICABLE

26.0     INFRINGEMENT

Seller will indemnify, defend, and hold harmless Boeing and its Customers from all claims, suits, actions, awards (including, but not limited to, awards based on intentional infringement of patents known at the time of such infringement, exceeding actual damages, and/or including attorneys' fees and/or costs), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including, but not limited to, any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of Products by either Boeing or its Customers. Boeing and/or its Customers will duly notify Seller of any such claim, suit or action; and Seller will, at its own expense, fully defend such claim, suit or action on behalf of Boeing and/or its Customers. Seller shall have no obligation under this SBP Section 26.0 with regard to any infringement arising from: (i) Seller's compliance with formal specifications issued by Boeing where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products in combination with other items when such infringement would not have occurred from the use or sale of those Products solely for the purpose for which they were designed or sold by Seller. For purposes of this SBP Section 26.0 only, the term Customer shall not include the United States Government; and the term Boeing shall include The Boeing Company and all Boeing subsidiaries and all officers, agents, and employees of Boeing or any Boeing subsidiary.

27.0     RAW MATERIAL PROGRAM

27.1     Boeing Raw Material Strategy

During the term of this SBP, Seller shall procure from Boeing (or its designated service provider who will act on behalf of Boeing) all raw material of the commodity type specified on the SBP Attachment entitled "Commodity Listing and Terms of Sale" (SBP Attachment 8) necessary to support any Order issued pursuant to this Agreement. From time to time, Boeing may amend the SBP Attachment entitled "Commodity Listing and Terms of Sale" by adding or deleting commodity types. Any such amendment, or revisions to the raw material pricing, shall be subject to adjustment under GTA Section 10.1 (Changes), provided that Seller shall take no action to terminate its existing supply agreements when such termination would result in an assertion for an adjustment until the Seller has received approval from Boeing. The provision of any raw material by Boeing to Seller shall be according to Boeing's standard terms of sale, the text of which is included in the SBP Attachment entitled "Commodity Listing and Terms of Sale". Boeing shall advise Seller of any designated service provider to be used at the time the Order is issued. Upon request by Boeing, Seller must provide to Boeing documentation (e.g., packing slips, invoices) showing Seller's full compliance with the obligations under this SBP Section.

27.2     Casting and Forging Strategy NOT APPLICABLE

28.0     DIGITIZATION OF PROPRIETARY INFORMATION AND MATERIALS

Seller grants, to Boeing a license under Seller's copyrights for the purpose of converting Seller's Proprietary Informations and Materials to a digital format ("Digital Materials") and make such Digital Materials available to its employees for company internal use through a computer data base system. Except as otherwise specifically agreed to in writing by the parties, said license set forth hereunder shall survive termination or cancellation of this SBP relative to Digital Materials included in Boeing's computer data base system prior to receipt of such notice of termination or cancellation.

29.0     INSURANCE FOR ON-SITE SUPPORT NOT APPLICABLE

29.1     Indemnification Negligence of Seller or subcontractor

29.2     Commercial General Liability

29.3     Automobile Liability

29.4     Workers' Compensation

29.5     Certificates of Insurance

29.6     Self-Assumption

29.7     Protection of Property

30.0     BOEING  TECHNICAL  /  MANUFACTURING   ASSISTANCE   REGARDING   SELLER'S
         NONPERFORMANCE

Seller shall reimburse Boeing for all reasonable Boeing resources expended in providing Seller and/or Seller's subcontractors technical or manufacturing assistance in resolving Seller nonperformance issues at the established Boeing internal wage rate, which shall include fringe benefits, multiplied by the estimated hours recorded by Boeing, plus the estimated Material costs associated with providing such assistance. In addition, Seller shall, at Boeing's request, pay for normal and customary expenses relating to living expenses, travel and any other reasonable expenses related to the provision of technical services reasonably deemed necessary by Boeing to help resolve Seller's nonperformance situation. For purposes of determining the necessary resources, Boeing will coordinate with Seller prior to identifying those resources including but not limited to the applicable numbers, estimated time frames, etc. Where Seller disagrees with Boeing's proposed resources, Seller will provide to Boeing an alternate resource recommendation including actions to be performed by Seller for Boeing's review and approval. The Parties will work to agree on the resource plan to be implemented. Such reimbursement may be offset against any pending Seller invoice, regardless of Boeing model or program. Boeing's rights under this clause are in addition to those available to Boeing for Seller's nonperformance issues, including those where a demand for an Adequate Assurance of Performance may be made under GTA Section 17.0. Seller's responsibility under this Section 30.0 is limited to those situations which are clearly attributable to Seller or Seller's subcontractors or supplier's failure or potential failure to perform.

31.0     U. S. CUSTOMS INVOICE REQUIREMENTS

     NOT APPLICABLE

31.1     U.S. Customs Requirements

     NOT APPLICABLE

31.2     The Boeing Company Requirements

     NOT APPLICABLE

32.0     STRATEGIC ALIGNMENT AND WORK MOVEMENT

32.1     Novation

Subject to the conditions set forth below, Boeing may novate this Agreement or any Order, in whole or in part, to a third party who is under an obligation to supply Boeing with components, kits, assemblies or systems that require the Seller's Product. At the time of such novation, Seller releases Boeing from any and all claims, demands and rights, which Seller has or may thereafter have against Boeing in connection with such novated Agreement or Order. Boeing will require that its novatee expressly assume all obligations and perform all duties owed to Seller under the novated Agreement or Order. Promptly after the novation, Boeing will notify Seller of the novation and its effective date.

Seller agrees to continue production of novated Products under the terms of this Agreement through the applicable period of performance. In the event either party (Seller and the third party) seek to alter the terms of this agreement after novation, Seller commits to provide Products for a period not less than six months nor more than sufficient leadtime to establish a new source unless otherwise agreed to by the parties (Seller and the third party).

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the Parties.


BOEING                                 SELLER


THE BOEING COMPANY                     Leonard's Metal, Inc.
By and Through its Divisions
Boeing Commercial Airplanes


/s/ Peggy McDonald                     /s/  Rick Darrow
-------------------------------        -------------------------------
Name: Peggy McDonald                   Name:  Rick Darrow
Title:  Procurement Agent              Title:  Program Manager
Date:                                  Date: